MINOLTA-QMS, INC.
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                        TABLE OF CONTENTS

ARTICLE I
     Purpose and Adoption of Plan  1
     1.1  Adoption: 1
     1.2  Purpose:  1

ARTICLE II
     Definitions
          1
     2.1  "Accounts 1
     2.2  "Administrative Committee"    1
     2.3  "Base Pay"     1
     2.4  "Beneficiary"  1
     2.5  "Change of Control" 1
     2.6  "Code"    2
     2.7  "Company" 2
     2.8  "Compensation" 2
     2.9  "Deferral Account"  2
     2.10 "Deferral Election" 2
     2.11 "Effective Date"    2
     2.12 "Eligible Employee" 2
     2.13 "Employee"     2
     2.14 "ERISA"   2
     2.15 "Employer Contributions" 3
     2.16 "Employer Discretionary Contribution Account"     3
     2.17 "Employer Matching Contribution Account"     3
     2.18 "Enrollment Date"   3
     2.19 "Investment Request"     3
     2.20 "Leave of Absence"  3
     2.21 "Normal Retirement Date" 3
     2.22 "Participant"  3
     2.23 "Plan"    3
     2.24 "Plan Year"    3
     2.25 "Year of Service"   3
     2.26 "Year of Participation Service"    3

ARTICLE III
     Administration of Plan
          4
     3.1  Procedures     4
     3.2  Compensation   4
     3.3  Authority of Committee   4
     3.4  Expense Reimbursement    4
     3.5  Duties    4
     3.6  Claim Procedure     5

ARTICLE IV
     Arbitration
          6
     4.1  Applicable Rules and Law 6
     4.2  Exhaustion of Administrative Remedy     6
     4.3  Costs     6
     4.4  Statute of Limitations   6
     4.5  Place of Hearing and Selection of Arbitrator 6
     4.6  Discovery 7
     4.7  Resolution of Cases and Costs 7

ARTICLE V
     Eligibility    7
     5.1  Participation  7
     5.2  Modification of Eligibility Criteria    7

ARTICLE VI
     Election for Deferral of Payment
          8
     6.1  Participant Deferrals    8
     6.2  Deferral Account    8
     6.3  Deferral Election   8
     6.4  Effect of Election  8
     6.5  Election of Form and Time of Benefit Payments     8
     6.6  Suspension of Election   8
     6.7  Amendment of Election    9

ARTICLE VII
     Employer Contributions and Vesting
          9
     7.1  Employer Matching Contributions    9
     7.2  Employer Discretionary Contributions    9
     7.3  Vesting of Benefits 9

ARTICLE VIII   10
     8.1  Investment Requests 10
     8.2  Allocation of Earnings   10
     8.3  Reports   10

ARTICLE IX
     Distribution of Accounts
          11
     9.1  Retirement and Termination Benefits     11
     9.2  Death Benefit  11
     9.3  Beneficiary Designation  11
     9.4  Disability Benefits 12
     9.5  Change of Control Distribution     12
     9.6  Financial Hardship Distributions   12
     9.7  Installment Payments     12
     9.8  Acceleration of Installment Payments    12
     9.9  Reemployment of Recipient     13
     9.10 Special Termination Provision 13

ARTICLE X
     Miscellaneous Provisions
          13
     10.1 Benefits Not Assignable  13
     10.2 General Assets 13
     10.3 Amendment and Termination of Plan  13
     10.4 No Effect on Other Benefits   13
     10.5 Tax Withholding     13
     10.6 Benefits Not "Compensation" for Other Plans  14
     10.7 No Contract of Employment     14
     10.8 Notice    14
     10.9 Facility of Payment 14
     10.10     Applicable Law 14
     10.11     Binding Effect 14

    MINOLTA-QMS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                            ARTICLE I
                   Purpose and Adoption of Plan

     1.1 Adoption: Minolta-QMS, Inc. (the "Company") hereby establishes, effective as of July 31, 2000, the Minolta-QMS, Inc.
Supplemental Executive Retirement Plan (the "Plan").

     1.2  Purpose:   The Plan is designed to permit a select
group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company in their capacity as senior management employees to elect to defer a portion of their Compensation until their death, disability, retirement, or termination of employment with the Company and to provide additional benefits to such employees in such amounts as the Company shall determine in its sole discretion.


                           ARTICLE II
                          Definitions

     For purposes of the Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Accounts " shall mean the accounts established and maintained by the Company for bookkeeping purposes to reflect the interest of a Participant in the Plan and shall consist of the Participant's Deferral Account and Employer Contribution Account. The Accounts shall be bookkeeping entries only and shall be utilized solely as devices for the measurement and determination of the amounts to be paid to a Participant or his Beneficiary under the Plan.

     2.2 "Administrative Committee" shall mean the committee appointed by the Compensation Committee of the Board of Directors of the Company.

     2.3 "Base Pay" shall mean the bi-monthly rate of pay of a Participant.

     2.4 "Beneficiary" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant. The Participant shall designate his Beneficiary on a form provided by the Administrative Committee.

     2.5 "Change of Control" shall mean (i) the acquisition, after the effective date of this Plan, by any "person," as such term is defined in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, of beneficial ownership of 30% or more of the outstanding shares of the common stock of the Company (the "Common Stock"), or (ii) when, during any period of two consecutive years during the existence of the Plan, individuals who, at the beginning of such period, constituted the Board of Directors cease, for any reason other than death to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected or nominated by at least two-thirds of the individuals who were directors at the beginning of such period; or (iii) approval of the Board of Directors or the shareholders of the Company of a (A) tender offer to acquire any of the Common Stock or voting securities of the Company, or (B) a reorganization, merger or consolidation in each case, with respect to which persons who were stockholders of the Company prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty-one percent of the combined voting securities entitled to vote in the general election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities; or (iv) approval by the Board of Directors or shareholders of the Company of (A) a complete or substantial liquidation or dissolution of the Company, or (B) the sale or other disposition of all or substantially all of the assets of the Company.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.

     2.7 "Company" shall mean Minolta-QMS, Inc., a Delaware corporation, and a successor to substantially all of its business and/or assets which becomes bound by the terms and provisions of this Plan by agreement or operation of law.

     2.8 "Compensation" shall mean the Employee's taxable Base Pay and bonuses, plus amounts contributed by the Company as salary deferral contributions pursuant to the Employee's exercise of his deferral option made in accordance with Section 401(k) of the Code, amounts contributed by the Company to a cafeteria plan on behalf of the Employee pursuant to his deferral election under such plan and in accordance with Section 125 of the Code, amounts contributed by the Employee pursuant to his Deferral Election under this Plan to his Deferral Account and any other amounts contributed by the Employee on a pre-tax basis to any other employee retirement plan or arrangement whether qualified or non-qualified.

     2.9 "Deferral Account" shall mean the Account of a Participant that is maintained to reflect his Compensation contributed to the Plan through his Deferral Election and earnings thereon.

     2.10 "Deferral Election" shall mean the Participant's written election to defer a portion of his Compensation pursuant to Article VI.

     2.11 "Effective Date" shall mean the January 1 or July 1 next following or coinciding with the date on which the Administrative Committee shall permit a Participant to defer Compensation under the Plan and such other dates as may be determined from time to time by the Administrative Committee.

     2.12 "Eligible Employee" shall mean an Employee of the Company who is a vice president or director with significant management responsibilities.

     2.13 "Employee" shall mean any person who is currently employed by the Company.

     2.14 "ERISA"  shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     2.15 "Employer Contributions" shall mean the amounts credited by the Company to a Participant's Accounts under Article
VII of the Plan.

     2.16 "Employer Discretionary Contribution Account" shall mean the Account of a Participant that is maintained to reflect his share of Company contributions made on his behalf pursuant to
Section 7.2 and earnings thereon.

     2.17 "Employer Matching Contribution Account" shall mean the Account of a Participant that is maintained to reflect his share of Company contributions made on his behalf pursuant to
Section 7.1 and earnings thereon.

     2.18 "Enrollment Date"  shall mean the Effective Date,
January 1 of each Plan Year, and
it shall mean August 1, 2000 of the first Plan Year.

     2.19 "Investment Request" shall mean the Participant's written request to have his Account invested pursuant to Section
8.1 or Section 8.2.

     2.20 "Leave of Absence" shall mean a Participant's leave of absence from his employment on account of military service, disability or any other reason and which is authorized in writing by the Company.

     2.21 "Normal Retirement Date" shall mean the first date on which the Participant has attained the age of sixty (60) and terminated employment with the Company.

     2.22 "Participant" shall mean an Eligible Employee who is eligible to receive Employer Contributions and to make a Deferral Election. Participation in the Plan shall be determined by the Compensation Committee of the Board of Directors in its sole discretion.

     2.23 "Plan"  shall mean the Minolta-QMS, Inc. Supplemental
Executive Retirement Plan as amended from time to time.

     2.24 "Plan Year" shall mean the twelve (12) month period commencing January 1st and ending on the last day of December next following, provide, however the first Plan Year shall be August 1, 2000 through December 31, 2000.

     2.25 "Year of Service" shall mean each one-year period of time commencing on the date on which the Participant was first employed by the Company and each anniversary thereof during which he was actively employed by the Company or on a Leave of Absence for the entire year.

     2.26 "Year of Participation Service" shall mean each one-year period of time commencing on the date on which the Participant first became a Participant in the Plan and each anniversary thereof during which he remained a Participant in the Plan.

     The words in the masculine gender shall include the feminine and neuter genders and words in the singular shall include the plural and words in the plural shall include the singular.

                           ARTICLE III
                     Administration of Plan

     3.1 Procedures : The Administrative Committee shall be responsible for the general administration of the Plan. The Administrative Committee may select a chairman and may select a secretary (who may, but need not, be a member of the Administrative Committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Administrative Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

     3.2  Compensation :  No  member of the Administrative
Committee shall receive any compensation from the Plan for his service.

     3.3 Authority of Committee : The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

     3.4 Expense Reimbursement : The Administrative Committee shall be reimbursed by the Company for all reasonable expenses incurred by it in the fulfillment of its duties. Such expenses shall include any expenses incident to its functioning, including, but not limited to, fees of accountants, counsel, actuaries, and other specialists, and other costs of administering the Plan.

     3.5  Duties :

          (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall review the work and performance of each such appointee, and shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

          (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors and by persons designated thereby.

          (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; withholding of applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from the Company; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Administrative Committee shall notify the Company upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

     3.6 Claim Procedure : In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Administrative Committee shall notify the applicant in writing of such decision with respect to his claim within ninety (90) days after the applicant's submission of such claim. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

          (a)  The specific reasons for the denial;

          (b) Specific references to the pertinent Plan provisions on which the denial is based;

          (c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  An explanation of the Plan's claim review procedures.

          If specific circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the ninety (90)-day period. In no event shall such extension exceed ninety (90) days.

          In the event a claim for benefits is denied or if the applicant has received no response to such claim within ninety (90) days of its submission
(in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant's sole expense, may appeal the denial to the Administrative Committee within sixty
(60) days of the receipt of written notice of the denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

          (a) may request in writing that the Administrative Committee review the denial;

          (b)  may review pertinent documents; or

          (c)  may submit issues and comments in writing.
     The decision on review shall be made within sixty (60) days of receipt of the request to review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.


                          ARTICLE IVArbitration
     4.1 Applicable Rules and Law : Any controversy relating to a claim arising out of or relating to this Plan, including, but not limited to claims for benefits due under this Plan, claims for the enforcement of ERISA, claims based on the federal common law of ERISA, claims alleging discriminatory discharge under ERISA, claims based on state law, and assigned claims relating to this Plan shall be settled by arbitration in accordance with the then current Employee Benefit Claims Arbitration Rules of the American Arbitration Association (the "AAA") or any successor rules which are hereby incorporated into the Plan by this reference; provided, however, both the Company and the Participant shall have the right at any time to seek equitable relief in court without submitting the issue to arbitration.

     4.2 Exhaustion of Administrative Remedy : Neither the Participant (or his beneficiary) nor the Plan may be required to submit any such claim or controversy to arbitration until the Participant (or his beneficiary) has first exhausted the Plan's internal appeals procedures set forth in Section 3.6. However, if the Participant (or his beneficiary) and the Company agree to do so, they may submit the claim or controversy to arbitration at any point during the processing of the dispute.

     4.3 Costs : The Company will bear all costs of an arbitration, except that the Participant will pay the filing fee set by the AAA and the arbitrator shall have the power to apportion among the parties expenses such as pre-hearing discovery, travel, experts' fees, accountants' fees, and attorney's fees except as otherwise provided herein. The decision of the arbitrator shall be final and binding on all parties, and judgment on the arbitrator's award may be entered in any court of competent jurisdiction.

     4.4 Statute of Limitations : If there is a dispute as to whether a claim is subject to arbitration, the arbitrator shall decide that issue. The claim must be filed with the AAA within the applicable statute of limitations period. The arbitrator shall issue a written determination sufficient to ensure consistent application of the Plan in the future.

     4.5 Place of Hearing and Selection of Arbitrator : Any arbitration will be conducted in accordance with the following provisions, notwithstanding the Rules of the AAA. The arbitration will take place in a neutral location within the metropolitan area in which the Participant was or is employed by the Company. The arbitrator will be selected from the attorney members of the Commercial Panel of the AAA who reside in the metropolitan area where the arbitration will take place and have at least 5 years of ERISA experience. If an arbitrator meeting such qualifications is unavailable, the arbitrator will be selected from the attorney members of the National Panel of Employee Benefit Claims Arbitrators established by the AAA.

     4.6 Discovery : In any such arbitration, each party shall be entitled to discovery of any other party as provided by the Federal Rules of Civil Procedure then in effect; provided, however, that discovery shall be limited to a period of 60 days. The arbitrator may make orders and issue subpoenas as necessary. The arbitrator shall apply ERISA, as construed in the federal Circuit in which the arbitration takes place, to the interpretation of the Plan and the Federal Arbitration Act to the interpretation of this arbitration provision.

     4.7 Resolution of Cases and Costs : Any party has the right to arrange for a stenographic record to be made of the proceedings, which stenographic record shall be the official record. Either party may make an offer of judgment at any time in accordance with the procedures of Rule 68 (or its successor) of the Federal Rules of Civil Procedure. The existence of such an offer is not admissible in any proceeding. If the monetary award of the arbitrator to a party is less than any monetary offer to that party plus 20 percent of such offer, then that party receiving such award shall pay the other party his reasonable attorneys' fees, experts' fees, accountants' fees and other costs incurred with respect to the arbitration following the date of the offer of judgment. Such amount is to be deducted from the award prior to payment. Arbitration is the exclusive remedy for any dispute between the parties other than equitable relief which either party may seek through the court system.


                            ARTICLE V
                           Eligibility

     5.1 Participation : Any Eligible Employee who is a member of a select group of management or highly compensated Employees, and who is selected for participation in the Plan by the Administrative Committee of the Company in its sole discretion, shall be eligible to participate in the Plan except those Employees who are classified as among the five most highly compensated employees for Securities and Exchange Commission ("SEC") reporting purposes, who shall be selected for participation in the Plan by the Compensation Committee of the Board of Directors. An Eligible Employee who is selected to participate shall be designated on Exhibit A hereto by the Administrative Committee from time to time as a Participant. An Eligible Employee who is selected for participation may elect to be a Participant by executing a participation agreement by which he agrees to be bound by the terms of the Plan.

     5.2 Modification of Eligibility Criteria : Notwithstanding the above, the Executive Committee of the Company shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under ERISA.

                               ARTICLE VI
                   Election for Deferral of Payment

     6.1 Participant Deferrals : A Participant may elect to defer from the Compensation otherwise payable to him during each payroll period after his Effective Date any whole percentage from 1% to 100% of his Base Pay and any percentage from 1% to 100% of his bonus pay, such amount to be credited to his Deferral Account under the Plan.

     6.2 Deferral Account : A Deferral Account shall be established for each Participant by the Company as of the effective date of such Participant's initial Deferral Election.
The Participant's Deferral Account shall be credited monthly with the Compensation he has deferred under the Plan.

     6.3 Deferral Election : The Deferral Election shall be made in writing on a form prescribed by the Company and said
Deferral Election shall state:

          (a) That the Participant wishes to make an election to defer the receipt of a portion of his Base Pay and/or bonus pay, and

          (b)  The percentage of such Base Pay and/or bonus pay to be deferred.

     6.4 Effect of Election : The initial Deferral Election of a new Participant shall be made by written notice signed by the Participant and delivered to the Company not later than thirty
(30) days after the later of August 1, 2000 or the Employee's Effective Date. Any modification or revocation of the most recent Deferral Election shall be made by written notice signed by the Participant and delivered to the Company not later than the first (1st) day of the month prior to the next succeeding Plan Year (or such later date as the Administrative Committee may determine) and shall be effective on the first day of such succeeding Plan Year. A Deferral Election with respect to the deferral of future Compensation shall be an annual election for each Plan Year. The termination of participation in the Plan shall not affect Compensation previously deferred by a Participant under the Plan.

     6.5 Election of Form and Time of Benefit Payments : At the time of the initial Deferral Election, the Participant shall elect (a) the form of payment to be received upon his retirement or termination of employment, such form to be either a lump sum or monthly, quarterly, or annual installments, over a period not to exceed fifteen (15) years and (b) the time for commencement of distribution of payment which shall not be later than the second anniversary of his retirement or termination of employment, subject to the provisions regarding the form of payments in
Section 9.1. The initial Deferral Election with respect to the form of payments and the time for the commencement of payments shall govern the distribution of an account, except as provided in Section 6.6.

     6.6 Suspension of Election : Notwithstanding the provisions of Section 6.4 of the Plan, the Administrative Committee, in its sole discretion upon written application by a Participant, may authorize the suspension or reduction of a Participant's Deferral Election in the event of an unforeseeable emergency upon receiving a written request to the Administrative Committee accompanied by evidence to demonstrate that the circumstances qualify as an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if suspension was not permitted. Any suspension authorized by the Administrative Committee shall become effective as of the first payroll period beginning thirty (30) days after receipt by the Company of the suspension application, or as soon as practicable after the receipt of such application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless modified under
Section 6.4 of the Plan.

     6.7 Amendment of Election : With the approval of the Administrative Committee, a Participant may amend a prior Deferral Election on a form provided by the Administrative Committee not prior to the 390th day nor later than the 360th day prior to his retirement or termination of employment in order to change (a) the form, and/or (b) the time for the commencement of the distribution of his Account in accordance with the terms of the Plan. Any such amendment to a prior Deferral Election, as described in the Section 6.5, shall be contingent upon the Participant's completion of a one-year term of employment, except in the event of the death or disability of the Participant.


                           ARTICLE VII
               Employer Contributions and Vesting

     7.1 Employer Matching Contributions : The Company shall contribute as an Employer Matching Contribution to the Employer Matching Contribution Account of each Participant an amount equal to fifty percent (50%) of amounts contributed to the Plan by a Participant pursuant to his Deferral Election for a Plan Year under Article VI; provided, however, the maximum Employer Matching Contribution for any Plan Year shall be $10,000 regardless of the amount contributed by a Participant for the Plan Year.

     7.2 Employer Discretionary Contributions : The Company shall credit as an Employer Discretionary Contribution to the Employer Discretionary Contribution Account of each Participant employed on the last day of a Plan Year such amount, if any, as the Compensation Committee of the Company shall determine in its sole discretion, taking into consideration such factors as the Participant's prior service, job responsibilities and performance and the Company's success in meeting its financial goals. The amount of the Employer Discretionary Contribution for a Plan Year, if any, shall be communicated to Participants and shall be credited to the Account of Participants as soon as reasonably practicable following the end of a Plan Year.

     7.3 Vesting of Benefits : In the event of the Participant's termination of employment for any reason, the balance in his Deferral Account (including investment earnings or losses thereon) will always be 100% vested. In the event of the Participant's death, disability or retirement on after the Participant's Normal Retirement Date, or in the event of a Change of Control, the balance in his Employer Matching Contribution Account and Employer Discretionary Contribution Account (including investment earnings or losses thereon) shall be fully vested. In the event that the Participant terminates employment for any reason other than death, disability or retirement on or after the Participant's Normal Retirement Date, then the balance in his Employer Matching Contribution Account and Employer Discretionary Contribution Account (including investment earnings or losses thereon) will vest according to the schedule below:

          Years of Participation                    Vested Percentage
               Service

          Less than 1                                       0%
          1 but less than 2                                 20%
          2 but less than 3                                 40%
          3 but less than 4                                 60%
          4 but less than 5                                 80%
          5 or more                                         100%


                          ARTICLE VIII
                     Investment of Accounts

     8.1 Investment Requests : The Account(s) of each Participant shall be credited as of the last day of each calendar quarter with investment earnings based upon the balances in the Account(s) or on such more frequent basis as determined by the Administrative Committee. A Participant may request how his Account(s) are deemed to be invested. The Investment Request shall be made in writing on a form prescribed by the Company and shall be delivered to the Company prior to the Enrollment Date of the next succeeding Plan Year and shall be effective on such Enrollment Date or the first day of such succeeding Plan Year. The Investment Request made in accordance with this Article VIII shall continue unless the Participant changes the Investment Request in accordance with procedures designated by the Administrative Committee. Any such change shall become effective for the months subsequent to the request. The Administrative Committee shall be authorized to permit more frequent changes in investment options to be effective on such dates as it shall specify. The Administrative Committee shall consider an Investment Request, but is not obligated to follow such a request.

     8.2 Allocation of Earnings : Participants shall be permitted to request such investment options as the Administrative Committee may permit and can allocate their Account(s) among such options for the Plan Year. Dividends, interest and other distributions credited with respect to any Investment Request shall be deemed to be invested in the same investment option. All federal, state and local taxes imposed on the Company attributable to the investment earnings on the balances in the Account(s) shall be charged ratably to the Accounts based upon their deemed investment returns.

     8.3 Reports : At the end of each Plan Year (or on a more frequent basis as determined by the Administrative Committee), a report shall be issued to each Participant who has an Account(s) and said report will set forth the value of such Account(s).


                           ARTICLE IX
                    Distribution of Accounts

     9.1 Retirement and Termination Benefits . When a Participant retires or terminates his employment with the Company, said Participant shall be entitled to receive the vested balance of his Account(s). Such distribution shall be made in a lump sum or in equal monthly, quarterly or annual installments not to exceed a fifteen (15) year period as specified on the Participant's election form; provided, however, if the value of his vested benefit is less than $25,000 at the time distribution is to commence, he shall be paid in a lump sum, and if the value of his vested benefits is more than $25,000 but less than $50,000 when distribution is to commence, his installment payment period shall be limited to five (5) years if he has elected an installment payment period of longer than five (5) years. If the Participant fails to specify a form of payment, his vested benefit shall be distributed in a lump sum. Payment shall be made or commence in accordance with the Participant's Deferral Election and if the Participant has failed to specify, as soon as reasonably feasible after retirement or termination. The transfer by a Participant between affiliates of the Company, if any, shall not be deemed to be a termination of employment with the Company.

     9.2 Death Benefit . Upon the death of Participant or former Participant prior to the payment of his Account(s), the Account shall be paid in a lump sum to the designated Beneficiary of the Participant or former Participant within sixty (60) days following the close of the calendar quarter in which the Administrative Committee is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter). In the event of the death of a Participant subsequent to the commencement of installments but prior to the completion of the payments, the installments shall continue and shall be paid to the Beneficiary as if the Participant had not died.

     9.3 Beneficiary Designation . The Beneficiary Designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary. If the Administrative Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Administrative Committee shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Administrative Committee, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment. In making any payments to or for the benefit of any minor or any incompetent Beneficiary, the Administrative Committee, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Administrative Committee shall have any responsibility to see to the proper application of any payments so made. If a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse.
If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

     9.4 Disability Benefits . Upon the total disability of a Participant or former Participant, as determined by the Social Security Administration, his Account(s) shall be paid in a lump sum to the Participant, or former Participant, or his legal representative within sixty (60) days following the close of the calendar quarter in which the Administrative Committee receives notification of the determination of disability by the Social Security Administration (or as soon as reasonably practicable thereafter).

     9.5  Change of Control Distribution :  Upon a Change of
Control of the Company, a Participant shall be entitled to receive the vested balance of his Account(s) in a lump sum within sixty (60) days following the close of the calendar quarter in which the Change of Control occurs.

     9.6 Financial Hardship Distributions : In the event of Financial Hardship of the Participant, as hereinafter defined, the Participant may apply to the Administrative Committee for the distribution of all or any part of the vested balance of his Account(s). The Administrative Committee shall consider the circumstances of each such case and the best interests of the Participant and his family and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed either the vested balance of the Participant's Account(s) or the amount determined by the Administrative Committee to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and that is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's Account(s) shall be determined as of the date of the distribution. "Financial Hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant,
(b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Administrative Committee. A distribution may be made under this Section only with the consent of the Company's Executive Committee.

     9.7 Installment Payments : If the benefit is to be paid in installments, the amount of each installment to be paid during the calendar year in which payment begins shall be equal to (i) the total amount payable to the Participant as of his first payment date, divided by (ii) the total number of installment payments to be made. As of January 1 of each subsequent calendar year during the benefit payment period, the amount of each installment to be paid during such calendar year shall be recalculated, and shall be equal to (i) the remaining amount payable to the Participant as of such January 1; divided by (ii) the number of installment payments to be made on or after such subsequent calendar year. The final installment payment shall be equal to the remaining amount payable to the Participant.

     9.8 Acceleration of Installment Payments : A Participant who has commenced receiving installment payments under the Plan may request acceleration of such payments in the event of a Financial Hardship as defined in Section 9.8 above. The Administrative Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the Financial Hardship.

     9.9 Reemployment of Recipient : If a Participant receiving installment distributions pursuant to Article IX is reemployed by the Company, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under
Article IX, at which time, such distribution shall commence subject to the limitations and conditions contained in this Plan.

     9.10 Special Termination Provision : In the event that the shareholder equity of the Company as reflected on its books and records shall decline to a value of Five Million Dollars ($5,000,000) or less, then notwithstanding the distribution provisions of the Plan that are otherwise applicable to Participants, the Plan shall terminate and all Participants shall be paid their vested balance of their account(s) in a lump sum as soon as reasonably practicable.


                            ARTICLE X
                    Miscellaneous Provisions

     10.1 Benefits Not Assignable : Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

     10.2 General Assets : The assets from which Participant's benefits shall be paid shall at all times be subject to the claims of the creditors of the Company and a Participant shall have no right, claim or interest in any assets as to which account is deemed to be invested or credited under the Plan.

     10.3 Amendment and Termination of Plan : The Plan may be amended, modified, or terminated by the Board of Directors of the Company in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination. The Plan may also be amended or modified by the Administrative Committee if such amendment or modification does not involve a substantial increase in cost to the Company.

     10.4 No Effect on Other Benefits : It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment by the Company.

     10.5 Tax Withholding : The Company shall deduct from each payment under the Plan the amount of any tax (whether federal, state or local income taxes, Social Security taxes or Medicare taxes) required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.

     10.6 Benefits Not "Compensation" for Other Plans :  Any
Compensation deferred by a Participant while employed by the Company shall not be considered compensation earned currently for purposes of the Company's qualified retirement plans.
Distributions from a Participant's Account shall not be considered wages, salaries or compensation under any other employee benefit plan.

     10.7 No Contract of Employment : No provision of this Plan shall be construed to affect in any manner the existing rights of the Company to suspend, terminate, alter, modify, whether or not for cause, the employment relationship of the Participant and the Company.

     10.8 Notice : Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

     10.9 Facility of Payment : If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Administrative Committee may, in its discretion, make such distribution (i) to the legal guardian or, if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Administrative Committee, the Company and Plan from further liability on account thereof.

     10.10 Applicable Law : To the extent state law is not preempted by ERISA, this Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Alabama.

     10.11 Binding Effect : This Plan shall be binding upon the Company, its assigns, and any successor which shall succeed to substantially all of its assets and business through merger, consolidation or acquisition.


     IN WITNESS WHEREOF, the Plan has been executed as of this the ________ day of ____________________________,2000.

ATTEST:                            MINOLTA-QMS, INC.




______________________             By:_________________________________

By:___________________            Its:_________________________________




                            EXHIBIT A